Exhibit 99.1

Korro Reports First Quarter 2026 Financial Results and Provides Corporate Update

—

Hosted virtual Analyst Day showcasing lead program KRRO-121’s potential to be a first-in-class transformational treatment for hyperammonemia in patients with urea cycle disorders (UCDs) and hepatic encephalopathy (HE); regulatory filing for KRRO-121 expected in the second half of 2026

—

Advanced early-stage research and development programs highlighted by a GalNac-conjugated oligonucleotide for alpha-1 antitrypsin deficiency (AATD); on track to announce development candidate in second quarter of 2026

—

Executed oversubscribed $85 million private placement to support the achievement of value inflection points for multiple RNA editing clinical programs and extend cash runway into the second half of 2028

CAMBRIDGE, Mass., May 7, 2026 – Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company leveraging a novel oligonucleotide promoted editing of RNA (OPERA®) platform to develop a new class of genetic medicines for rare and highly prevalent diseases, today reported results for the first quarter ended March 31, 2026, and provided a corporate update.

“The first quarter marked significant scientific progress for Korro as we continued to advance our OPERA platform and build a pipeline of differentiated RNA editing medicines,” commented Ram Aiyar, Ph.D., Chief Executive Officer and President of Korro Bio. “Our lead program, KRRO-121, remains on track for its regulatory filing in the second half of 2026, bringing us closer to delivering a potential first-in-class treatment for patients suffering from hyperammonemia in urea cycle disorders and hepatic encephalopathy. At the same time, our GalNAc-conjugated program for alpha-1 antitrypsin deficiency achieved greater than 90% in vivo RNA editing, a result that reinforces the broad therapeutic potential of the OPERA platform and the first demonstration that close to 100% of RNA can be edited with an oligonucleotide. We are well capitalized following our oversubscribed private placement, which provides us with the resources to reach meaningful clinical milestones across multiple programs. On behalf of the entire Korro team, I wish to extend gratitude to all Korro stakeholders for their belief in the potential of our novel RNA editing platform to transform the treatment of debilitating diseases.”

First Quarter 2026 Highlights and Recent Developments

•
Hosted Analyst Day showcasing KRRO-121’s potential to treat hyperammonemia in patients with UCDs and HE
o
Forum featured Bruce Scharschmidt, MD, hepatologist and former Chief Medical Officer of Hyperion Therapeutics, and Michelle Dinon, parent of a child impacted by a UCD and UCD patient advocate.

o
Focused on profiling the unmet need in serving both patient populations afflicted with hyperammonemia, and KRRO-121’s potential to become a first-in-class transformational treatment.
•
Advanced a GalNac-conjugated oligonucleotide for AATD
o
Achieved >90% in vivo RNA editing, demonstrating the high therapeutic potential of RNA editing oligonucleotides and highlighting the possibility of repeat dose therapy to achieve the functional equivalent of a DNA modification without altering the genome. Preliminary preclinical data from Korro’s AATD GalNac program to be presented at the American Society of Gene and Cell Therapy 29th Annual Meeting (ASGCT) taking place on May 11-15, 2026.
•
Executed oversubscribed $85 million private placement led by Venrock Healthcare Capital Partners with strong participation from new and existing investors
o
Expected to extend cash runway into the second half of 2028 and provide sufficient capital to report clinical data for KRRO-121 and AATD programs.
•
Continued to refine the potency of Korro’s RNA editors by making improvements to its oligonucleotide chemistry that boost the efficiency of its proprietary OPERA platform. Data to be presented at ASGCT 2026.
•
Advanced pre-clinical R&D for AMPKγ1 as “longevity” medicine to circumvent age-related metabolic diseases and TDP-43 for amyotrophic lateral sclerosis (ALS).
•
Participated in leading healthcare dedicated investor conferences and scientific forums
o
44th Annual JP Morgan Healthcare Conference, TD Cowen 46th Annual Healthcare Conference.
o
3rd International Conference on Ureagenesis Defects and Allied Conditions.

Upcoming Milestones

•
Announce development candidate for GalNAc AATD Program in the second quarter of 2026
•
Regulatory filing for KRRO-121 in the second half of 2026
•
Nominate development candidate for a third GalNAc-conjugated program in the second half of 2026

Upcoming Scientific and Investor Conferences

•
American Society of Gene and Cell Therapy 29th Annual Meeting (ASGCT), May 11th– 15th
•
Tides USA 2026: Oligonucleotide and Peptide Therapeutic Conference, May 11th-14th
•
EASL Congress 2026, May 27th-30th
•
HCW 4th Annual BioConnect Nasdaq Investor Conference, May 19th
•
2026 RBC Capital Markets Global Healthcare Conference, May 20th

First Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $157.1 million as of March 31, 2026, compared to $85.2 million as of December 31, 2025. Korro expects its cash, cash equivalents and marketable securities as of March 31, 2026 will fund operating expenses and capital expenditure requirements into the second half of 2028.

Collaboration Revenue: There was no collaboration revenue for the three months ended March 31, 2026, as compared to $2.6 million of collaboration revenue for the three months ended March 31, 2025. The decrease was due to the agreed 12-month pause of the collaboration agreement with Novo Nordisk in November 2025.

Research and Development (R&D) Expenses: R&D expenses were $12.9 million for the three months ended March 31, 2026, as compared to $19.7 million for the three months ended March 31, 2025. The decrease was driven primarily by decreases in KRRO-110 external expenses, personnel expenses and other research and pre-development candidate expenses, partially offset by an increase in KRRO-121 external expenses.

General and Administration (G&A) Expenses: G&A expenses were $7.5 million for the three months ended March 31, 2026, as compared to $7.8 million for the three months ended March 31, 2025. The decrease was primarily due to a decrease in facilities expenses and information technology expenses, partially offset by an increase in personnel expenses mainly due to increased stock-based compensation costs.

Net Loss: Korro’s net loss was $19.6 million for the three months ended March 31, 2026, as compared to $23.4 million for the three months ended March 31, 2025.

About Korro

Korro is a biopharmaceutical company leveraging a novel oligonucleotide promoted editing of RNA (OPERA®) platform to develop a new class of genetic medicines for rare and highly prevalent diseases. OPERA provides precise, tissue-directed delivery of oligonucleotides that modify the targeted native mRNA transcript to repair or form a de-novo protein with enhanced functionality. The platform combines a suite of capabilities consisting of sophisticated knowledge of transcription biology through ADAR proteins (Adenosine Deaminases Acting on RNA), machine learning optimization of oligonucleotides, linker chemistry expertise, along with use of a highly targeted tissue-specific delivery methodology. As such, the OPERA platform has enabled Korro to generate and advance a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process, providing precise yet transient single base edits to produce therapeutic proteins with augmented activity versus its endogenous counterpart. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary OPERA platform with precedented delivery modalities, including N-acetylgalactosamine (GalNAc) conjugated for delivery for subcutaneous administration, manufacturing know-how, and established regulatory pathways of approved oligonucleotide medicines. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Korro intends to use its Investor Relations website, LinkedIn, and X (Twitter) as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Korro’s Investor Relations website and follow @KorroBio on LinkedIn, and X (Twitter), in addition to following Korro’s press releases, SEC filings, public conference calls, presentations, and webcasts.

About Hyperammonemia

Hyperammonemia, the dangerous accumulation of ammonia in the blood, manifests across multiple indications, including urea cycle disorders (UCDs) and hepatic encephalopathy (HE). UCDs are rare inborn errors of metabolism involving deficiencies of enzymes required for ureagenesis, the process of converting ammonia to urea for excretion. The absence or deficiency of any of the urea cycle enzymes can result in hyperammonemia and an increased risk of hyperammonemic crises (HACs), which can result in severe and permanent neurological symptoms, coma, and death. HE is a neuropsychiatric complication of liver disease characterized by cognitive dysfunction and altered consciousness. HE is primarily caused by the liver’s inability to adequately detoxify ammonia, typically occurring in patients with liver cirrhosis. This leads to ammonia accumulating in the bloodstream and crossing the blood-brain barrier, causing brain dysfunction that ranges from subtle cognitive impairment to severe confusion and coma.

About KRRO-121

KRRO-121 is a GalNAc-conjugated RNA editing oligonucleotide for the potential treatment of hyperammonemia in patients with UCDs of any mutational background as well as patients with HE. Utilizing Korro’s proprietary OPERA® platform, KRRO-121 is designed to generate a stabilized, de novo glutamine synthetase (GS) protein, a critical enzyme involved in ammonia clearance. This synthetic rescue approach is designed to augment ammonia clearance in hyperammonemia-driven diseases such as UCDs and HE. Korro’s preclinical data support the potential for KRRO-121 to be a pan-UCD treatment that may control ammonia levels, along with the potential to enable diet liberalization, reduce dependence on nitrogen scavengers, and lower the risk of HACs. KRRO-121 also has the potential to enhance ammonia control in HE patients, which may reduce the risk of recurrent HE episodes. KRRO-121 may offer infrequent subcutaneous dosing, which, if confirmed in clinical studies, could offer significant improvement over current treatments that require multiple daily doses. KRRO-121 has the potential to be a differentiated, first-in-class, disease-modifying therapy for both UCD and HE.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: the timing of the regulatory filing for KRRO-121; the first-in-class potential of, and market opportunity for, KRRO-121 as a treatment for hyperammonemia for patients with UCDs and HE; timing of announcing a development candidate for Korro’s GalNAc-conjugated program for AATD and third GalNAc-conjugated program; Korro’s cash runway and financial resources; the therapeutic potential of the OPERA platform; reaching clinical milestones across multiple programs; and the possibility of achieving functional equivalent of DNA modification; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks associated with pre-clinical studies and conducting clinical trials; risks associated with validating in clinical trials observations from pre-clinical studies; risks associated with collaborating with third parties; other risks associated with protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the Securities and Exchange Commission (SEC), including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Bio Contact Information

Investor & Media Contact

Malini Chatterjee, Ph.D

Blueprint Life Science Group

mchatterjee@bplifescience.com or ir@korrobio.com

917.330.4269

Korro Bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Collaboration revenue	$—	$2,550
Operating expenses:
Research and development	12,951	19,739
General and administrative	7,485	7,831
Total operating expenses	20,436	27,570
Loss from operations	(20,436)	(25,020)
Other income:
Other income, net	906	1,633
Total other income, net	906	1,633
Loss before provision for income taxes	(19,530)	(23,387)
Provision for income taxes	(95)	—
Net loss	$(19,625)	$(23,387)
Other comprehensive income:
Unrealized loss on available-for-sale marketable securities	$(224)	$(3)
Foreign currency translation adjustments, net	$17	$(1)
Comprehensive loss	$(19,832)	$(23,391)
Net loss per share, basic and diluted	$(1.69)	$(2.49)
Weighted-average shares used in computing net loss per share, basic and diluted	11,598,717	9,384,266

Korro Bio, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$157,053	$85,187
Working capital (1)	105,376	70,435
Total assets	183,622	113,506
Total liabilities	63,989	62,067
Total stockholders' equity	119,633	51,439

(1) Working capital is defined as current assets less current liabilities.